As filed with the Securities and Exchange Commission on September 26, 2000.
================================================================================
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            _________________________

                                    FORM S-4

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                         ______________________________

                        COMMUNITY FINANCIAL SHARES, INC.
               (Exact name of registrant as specified in charter)


         DELAWARE                         551111                 36-4387843
(State or other jurisdiction of      (Primary Standard       (I.R.S. Employer
incorporation or organization)   Industrial Classification   Identification No.)
                                       Code Number)

                               357 Roosevelt Road
                           Glen Ellyn, Illinois 60137
                                 (630) 545-0900

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                DONALD H. FISCHER
                            CHAIRMAN, PRESIDENT & CEO
                        COMMUNITY FINANCIAL SHARES, INC.
                               357 Roosevelt Road
                           Glen Ellyn, Illinois 60137
                                 (630) 545-0900

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of communications to:

                                 WARD J. LARSON
                              822 Saddlewood Drive
                           Glen Ellyn, Illinois 60137
                                 (630) 469-1120

Approximate date of commencement of proposed sale of the securities to the public: The date of mailing the within Proxy Statement/Prospectus to the stockholders of Community Bank-Wheaton/Glen Ellyn.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General
Instruction G, check the following box.   [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective
registration for the same offering.    [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [  ]



                         CALCULATION OF REGISTRATION FEE
                        ----------------------------------


-------------------------------------------------------------------------------------------------------------------
                                                        Proposed                Proposed
        Title of each                                    maximum                maximum
     class of securities           Amount               offering                aggregate             Amount of
            to be                   to be               price per               offering            registration
         registered              registered              unit(1)                price (2)                fee

-------------------------------------------------------------------------------------------------------------------
        Common Stock,              677,178               $26.47                $8,962,451             $2,367.00
        no par value

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

(1)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2), based on the book value of the common stock to be exchanged in the merger which was $26.47 per share as of June 30, 2000.

(2)Aggregate offering price is estimated based on book value of common stock to be exchanged in the merger, multiplied by 338,589, or the total number of shares to be exchanged in the merger, in accordance with Rule 457(f)(2).

                          -----------------------------

              PROXY STATEMENT OF COMMUNITY BANK-WHEATON/GLEN ELLYN

                                       AND

                 PROSPECTUS OF COMMUNITY FINANCIAL SHARES, INC.



                               357 Roosevelt Road
                           Glen Ellyn, Illinois 60137
                            Telephone: (630) 545-0900

                   Special Meeting of Stockholders to be held

                               November ___, 2000


This Proxy Statement/Prospectus is furnished in connection with the solicitation by the Board of Directors of the Community Bank-Wheaton/Glen Ellyn of proxies to be voted at the Special Meeting of Stockholders of the Bank on November ___, 2000 or any adjournment or adjournments thereof.

Only stockholders of record at the close of business on October ___, 2000 will be entitled to vote. On such date there were 338,589 shares of common stock, $8.3333333 par value, issued and outstanding. Each outstanding share of common stock is entitled to one vote on each matter submitted to a vote. The approximate date on which this Proxy Statement/Prospectus and form of proxy were first sent to stockholders was October ___, 2000.

Any stockholder who executes the enclosed proxy may revoke it either orally or in writing at any time before it has been exercised. Otherwise, all properly executed proxies received at or before the special meeting will be voted in accordance with the instructions contained therein. If no instructions are given, such proxies will be voted:

1. To approve the merger as reflected in the Merger Agreement dated August 16, 2000, a copy of which is attached hereto as Exhibit A providing for the merger of the Community Bank-Wheaton/Glen Ellyn with and under the charter of COMMBANK-WGE, following which the business of the Bank will be conducted under the name "Community Bank-Wheaton/Glen Ellyn" as a wholly-owned subsidiary of Community Financial Shares, Inc.

2. In the discretion of the named proxies, upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

          ------------------------------------------------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


          ------------------------------------------------------------
        The date of this Proxy Statement/Prospectus is October ___, 2000.

                        COMMUNITY BANK-WHEATON/GLEN ELLYN
                  ---------------------------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


To the Stockholders of Community Bank-Wheaton/Glen Ellyn:

The Special Meeting of Stockholders of the Bank will be held at the offices of the Bank on _______________, November ___, 2000 at 7:00 P.M., local time, for the following purposes:

1. To consider and take action upon the proposal to approve the merger as reflected in the Merger Agreement dated August 16, 2000, a copy of which is attached as Exhibit A to the Proxy Statement/Prospectus providing for the merger of the Community Bank-Wheaton/Glen Ellyn with and under the charter of COMMBANK-WGE, following which the business of the Bank will be conducted under the name "Community Bank-Wheaton/Glen Ellyn" as a wholly-owned subsidiary of Community Financial Shares, Inc.

2. To transact such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

The close of business on October ___, 2000 has been selected as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting.

Under the Illinois Banking Act, any stockholder not voting in favor of the Merger Agreement will have the right to receive payment of the fair value of his shares as of the day prior to the date on which the vote is taken approving the merger, if he complies with and satisfies the requirements specified in Section 29 of the Illinois Banking Act (annexed to the Proxy Statement/Prospectus as Exhibit C), the terms of which are summarized in the Proxy Statement/Prospectus under the heading "Information Concerning Merger Agreement--Rights of Dissenting Stockholders." Section 29 in substance provides that such a dissenting stockholder must file with the Bank, prior to or at the special meeting, a written objection to the merger, and also must within 20 days after the merger becomes effective, make a written demand for the payment of such fair value.

By order of the Board of Directors.

                                                --------------------------------
                                                Donald H. Fischer
                                                Chairman, President & CEO

October ___, 2000

                       -----------------------------------

THE AFFIRMATIVE VOTE OF HOLDERS OF AT LEAST TWO-THIRDS OF THE OUTSTANDING COMMON STOCK OF THE BANK IS REQUIRED FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY FORM AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                       -----------------------------------

                                TABLE OF CONTENTS


                                            Page                                                       Page
                                            ----                                                       ----
SUMMARY .........................................    DESCRIPTION OF BANK
     Introduction ...............................               COMMON STOCK ...............................
     Business of the Bank and Company ...........               Dividend Rights ............................
     The Merger Agreement .......................               Liquidation Rights .........................
     Reasons for Merger Agreement ...............               Voting Rights ..............................
     Approvals, Regulations and                      DESCRIPTION OF COMPANY
         Supervision ............................               COMMON STOCK ...............................
     Rights of Dissenting Stockholders ..........               Dividend Rights ............................
     Other Stockholder Considerations ...........               Liquidation Rights .........................
     Federal Tax Consequences ...................               Voting Rights ..............................
GENERAL VOTING INFORMATION ......................               Shareholder Approval of Certain
     Voting of Proxies ..........................                    Business Combinations ..... ...........
     Revocability of Proxies ....................               Interested Director Transactions ...........
     Solicitation of Proxies ....................           REGULATION AND SUPERVISION .....................
PRINCIPAL OWNERS OF VOTING                           MANAGEMENT OF BANK AND
    SECURITIES .................................            COMPANY ........................................
INFORMATION CONCERNING                                      Executive Compensation .........................
     MERGER AGREEMENT ...........................           Compensation Committee Interlocks
     Certain Transactions .......................              and Related Transactions ....................
     General ....................................           GENERAL ........................................
     Reasons for Merger Agreement ...............           FINANCIAL STATEMENTS ...........................
     General Description of Merger                   LEGAL OPINIONS ........................................
         Agreement ..............................               FURTHER INFORMATION ........................
     Vote Required ..............................           Annex A--Merger Agreement (certain
     Regulatory Approvals Required ..............               exhibits thereto not included) .............
     Rights of Dissenting Stockholders ..........           Annex B--Certificate of Incorporation
     Other Stockholder Considerations ...........               and Bylaws of Community Financial
FEDERAL TAX CONSEQUENCES ........................               Shares, Inc. ...............................
CAPITALIZATION ..................................           Annex C--Provision of Illinois Banking
DIVIDENDS .......................................               Act with Respect to
MARKET PRICE OF BANK                                            Stockholders ...............................
     COMMON STOCK ...............................
BOOK VALUE OF BANK
     COMMON STOCK ...............................
INFORMATION REGARDING THE
     COMMUNITY BANK-WHEATON/
     GLEN ELLYN .................................
     Business ...................................
     Banking Premises ...........................
     Litigation .................................



NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY COMMUNITY FINANCIAL SHARES, INC. OR COMMUNITY BANK-WHEATON/GLEN ELLYN. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE. THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                       -----------------------------------

                                     SUMMARY


Introduction
------------

This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of the Community Bank-Wheaton/Glen Ellyn, an Illinois banking association, for a special meeting of its stockholders to be held on November ___, 2000, and any adjournment or adjournments thereof. The purpose of the special meeting is to consider and take action upon a Merger Agreement dated August 16, 2000 providing for the merger of Bank with and under the charter of COMMBANK-WGE, following which the business of the Bank will be conducted under the name of the "Community Bank-Wheaton/Glen Ellyn" as a wholly-owned subsidiary of Community Financial Shares, Inc., a newly-organized holding company incorporated under the laws of Delaware.

The following is a brief summary of the information contained in this Proxy Statement/Prospectus and is qualified in its entirety by the more detailed information contained herein, including the Exhibits.


Business of the Bank and Company
--------------------------------

The Bank opened for business as an Illinois banking association on November 21, 1994 at 357 Roosevelt Road, Glen Ellyn, Illinois. On November 21, 1998 the Bank opened a Wheaton facility at 100 North Wheaton Avenue, Wheaton, Illinois. The Bank conducts a general banking business through its offices in Glen Ellyn and Wheaton, Illinois. The Company was incorporated in July 2000 as a business corporation under the laws of the State of Delaware to serve as a bank holding company for the Bank. The Company has engaged in no activities since its incorporation.


The Merger Agreement
--------------------

Pursuant to the Merger Agreement, the business of the Bank will be conducted as a wholly-owned subsidiary of the Company and the stockholders of the Bank will receive two shares of common stock of the Company in exchange for each share of common stock of the Bank.


Reasons for Merger Agreement
----------------------------

The Merger Agreement will provide flexibility for meeting the future financing needs of the Bank and will permit the Company to redeem its shares if it so desires. It will provide an opportunity for diversification by the Company into other banking-related ventures, either directly through newly-formed subsidiaries or by the acquisition of established companies. Pursuant to the Illinois Bank Holding Company Act of 1957, the Company has a vehicle for possible future acquisitions of other banks. The Company does not have any specific plans for diversification, for future financing or for the acquisition of other banks.

The Board of Directors of the Bank has unanimously approved the Merger Agreement. All of the directors and executive officers have indicated that they intend to vote to approve the Merger Agreement at the special meeting and recommend that the stockholders of the Bank vote to approve the Merger Agreement at the special meeting. The Bank's directors and executive officers beneficially own, in the aggregate, 11.27% of the outstanding shares of the Bank's common stock.


Approvals, Regulation and Supervision
-------------------------------------

The affirmative vote of holders of at least two-thirds of the outstanding shares of the Bank's common stock is required for approval of the Merger Agreement. An application has been filed seeking prior approval of the Board of Governors of the Federal Reserve System for the Company to acquire the stock of the Bank, as defined hereinafter. An application to obtain the approval of the merger by the FDIC and the Illinois Commissioner of Banks and Trust Companies has been filed and should receive final approval once approval has been received from Bank stockholders.

The Company will be regulated by the Board of Governors of the Federal Reserve System with respect to its operations as a bank holding company including acquisitions or establishment of banking related activities. Following the merger, the business of the Bank will be conducted by the merged bank, all of the stock of which will be owned by the Company. The merged bank will continue to do business as the Community Bank-Wheaton/Glen Ellyn and will continue to be subject to the regulations of the Illinois Commissioner, the Federal Reserve Board and the Federal Deposit Insurance Corporation.


Rights of Dissenting Stockholders
---------------------------------

Stockholders of the Bank who dissent from the proposal have the right to be paid the fair cash value of their shares if they comply with the procedures of
Section 29 of the Illinois Banking Act.


Other Stockholder Considerations
--------------------------------

Common stock of the Company will be similar to common stock of the Bank. Neither holders of common stock of the Bank nor the Company will have cumulative voting rights.


Federal Tax Consequences
------------------------

It is intended that the transaction will be treated as a tax-free reorganization and that no gain or loss will be recognized by the stockholders of the Bank who exchange their stock in the Bank solely for stock of the Company pursuant to the Merger Agreement. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE UNITED STATES FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE EXCHANGE OF STOCK PURSUANT TO THE MERGER.

                           GENERAL VOTING INFORMATION


Voting of Proxies
-----------------

Proxies in the form accompanying this Proxy Statement/Prospectus which are properly executed, duly returned to the Bank and not revoked will be voted in accordance with the instructions therein. IF NO INSTRUCTION IS GIVEN WITH RESPECT TO THE PROPOSAL TO BE ACTED UPON, THE PROXY WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE MERGER AGREEMENT. No matters are expected to be considered at the special meeting other than the proposal to approve the Merger Agreement, but if any other matters are validly presented to the special meeting for action, it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters. The affirmative vote of holders of at least two-thirds of the outstanding shares of the Bank's common stock is required for approval.


Revocability of Proxies
-----------------------

Any proxy may be revoked at any time before it is voted. Revocation may be effected by a subsequently dated proxy or by written notice to the Bank addressed to Donald H. Fischer, Chairman, President and CEO, at the principal offices of the Bank. No revocation shall be effective, however, until and unless such notice has been received by the Bank at or prior to the special meeting. Such revocation will not affect a vote on any matters taken prior to the receipt of such revocation. Any stockholder of the Bank entitled to vote at the special meeting may attend the special meeting and vote in person on any matter presented for a vote of stockholders at such special meeting, whether or not such holder has previously given a proxy. However, mere attendance at the special meeting will not of itself revoke the proxy.


Solicitation of Proxies
-----------------------

The accompanying proxy is solicited by the Board of Directors of the Bank. The cost of such solicitation will be paid by the Bank. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Bank. Such officers, directors and employees will not be specially compensated for their solicitation efforts.

The Board of Directors of the Bank urges each stockholder to execute and return the enclosed Proxy as soon as possible and recommends that the shares represented by such Proxy be voted for the Merger Agreement. This Proxy Statement/Prospectus was mailed to the Bank stockholders on or about October ___, 2000.



                   BENEFICIAL OWNERSHIP OF BANK'S COMMON STOCK


As of October ___, 2000, there were no stockholders known to Company or to the Bank to be the owners or who might be deemed to be the beneficial owners of more than 5% of the Bank's common stock. The following table contains certain information about each director and executive officer as of October ___, 2000.



                                                                                                 Number of
                                                                                              Shares of Bank
                                                       Principal                                Stock Owned
           Name (Age)                                Occupation (1)                         Beneficially (%) (2)
           ----------                                -----------                            ----------------

William F. Behrmann (57)                    Co-owner, McChesney & Miller,                     1,249  (0.369%)
                                            Inc., Glen Ellyn (1994)

H. David Clayton, DVM (61)                  Veterinarian, Glen Ellyn Animal                   5,883  (1.738%)
                                            Hospital, Glen Ellyn (1994)

Joseph S. Morrissey, DDS (61)               Dentist, Dental Health of                         8,147  (2.406%)
                                            Wheaton, Wheaton (1994)

Raymond A. Dieter, MD (66)                  Surgeon, Glen Ellyn Clinic, S.C.,                 1,745  (0.515%)
                                            Glen Ellyn (1994)

Harold Gaede (71)                           Owner/President, Gaede's, Inc.,                   1,713  (0.506%)
                                            Wheaton (1994)

John Mulherin (58)                          Partner, Mulherin, Rehfeldt &                     1,234  (0.364%)
                                            Varchetto P.C., Wheaton (1995)

Donald H. Fischer (64)                      Chairman, President & CEO,                       11,260  (3.326%)
                                            Community Bank-Wheaton/
                                            Glen Ellyn (1994)

E. Lawrence Young (72)                      Owner, Young's Appliance,                         3,260  (0.963%)
                                            Glen Ellyn

Mark S. Daniels (39) (3)                    Senior Vice President of                            250  (0.074%)
                                            Community Bank-Wheaton/
                                            Glen Ellyn

Christopher P. Barton  (42) (3)             Senior Vice President of                          3,420  (1.010%)
                                            Community Bank-Wheaton/
                                            Glen Ellyn

All Directors and Executive                                                                  38,161  (11.271%)
Officers as a group (10 persons)

(1)The date shown in parentheses is the year originally elected to the Board. Each director has served continuously since each respective date. All of the directors have been in their principal occupation for at least 5 years. Mark Daniels started with the Bank as a Senior Vice President on October 27, 1994 and Christopher Barton started with the Bank as a Senior Vice President on October 26, 1998.

(2)The number of shares listed includes, in addition to shares owned directly, shares held by the spouse or dependents of the person and in certain trusts.

(3)Individuals are executive officers but not directors.

                     INFORMATION CONCERNING MERGER AGREEMENT


General
-------

Stockholders will consider and vote upon the Merger Agreement, pursuant to which the business of the Bank will be conducted as a wholly-owned subsidiary of the Company, a Delaware corporation and a one-bank holding company. The Company's offices will have the same address and telephone number as the Bank. Stockholders of the Bank will receive 2 shares of common stock of the Company in exchange for each share of common stock of the Bank held by them.

The Board of Directors of the Bank has unanimously approved the Merger Agreement and recommends a vote for the Merger Agreement.


Reasons for Merger Agreement
----------------------------

In the opinion of the Board of Directors of the Bank, the Merger Agreement under which the Company will become the sole shareholder of the Bank, will permit greater flexibility in responding to the following: (1) changes in banking which are evolving at an increasing rate; (2) changes required by customers wanting new and more services; (3) changes to meet the competition of other financial institutions; and (4) changes brought about by legislation and government regulation.

The bank holding company structure can be used to move into other financially-related activities, either directly, through newly-formed subsidiaries, or by acquiring companies already established in such activities. At the present time the Company has no specific plans of engaging in activities other than operating the Continuing Bank as a subsidiary. Prior to entering into any such ventures, the Company would need to obtain approval of the Federal Reserve Board.

The Illinois Bank Holding Company Act permits Illinois bank holding companies to acquire additional bank subsidiaries located anywhere in the state or in other states. If the Merger Agreement is approved, the Bank will be an integral part of an existing bank holding company, and as such will have increased flexibility to conduct its business under Illinois banking law. The Company has no present plans to acquire any other banks.

The Company can redeem its shares of stock which the Bank is currently prohibited from doing the same. The holding company form of organization will also provide greater flexibility for meeting future financing needs than is presently available to the Bank. The Company can borrow to provide additional capital for the Bank. The Company has authorized 900,000 shares of common stock (see Exhibit B for copy of the Company's Certificate of Incorporation). If the Merger Agreement is approved, 677,178 shares of common stock will be issued in exchange for shares in the Bank. The balance of the shares will be authorized but unissued common stock. These shares may be issued for any corporate purpose (including mergers) without further authorization by the stockholders of the Company. There are at present no arrangements, plans or understandings for the issuance of such shares.

The Merger Agreement may be amended at any time before the Effective Time (the date set by the Illinois Commissioner of Banks after shareholder approval of the Merger Agreement) by consent of the parties to the agreement. After the Merger Agreement has been approved by the stockholders of the Bank, no such amendment may affect the rights of such stockholders in a manner which is materially adverse to them.

General Description of the Merger Agreement
-------------------------------------------

The Company has been organized under the General Corporation Law of Delaware at the direction of the Board of Directors of the Bank and owns 100% of COMMBANK-WGE, the entity into which the Bank will be merged, pursuant to the terms of the Merger Agreement, a copy of which is annexed hereto as Exhibit A. Upon the consummation of the Merger Agreement, the stockholders of the Bank will receive 2 shares of common stock of the Company for each outstanding share of common stock of the Bank, and the name of the Bank will continue to be "Community Bank-Wheaton/Glen Ellyn."

The Company has filed an application with the Federal Reserve Board to become a one-bank holding company. An application has been filed with the Federal Deposit Insurance Corporation and the Illinois Commissioner for approval of the proposed merger. The Federal Deposit Insurance Corporation and the Illinois Commissioner will not issue final approval of the merger until it has been approved by the stockholders.

Consummation of the Merger Agreement requires the affirmative vote of holders of two-thirds of the shares of common stock of the Bank, and the approval of the Federal Deposit Insurance Corporation, the Illinois Commissioner and the Federal Reserve Board, and is subject to the conditions specified in the Merger Agreement. It also requires shareholder approval for COMMBANK-WGE, which such approval has already been obtained from the Company, the sole shareholder. Subject to receipt of all necessary approvals, including stockholders', the Merger Agreement will be consummated on the effective date specified in the Merger Agreement. After the consummation of the Merger Agreement, the business of the Bank will then be carried on as a subsidiary of the Company with the same directors, officers, personnel, properties and name as the Bank and such merged institution will continue to be known as "Community Bank-Wheaton/Glen Ellyn."

The Company will incur certain administrative expenses and taxes in its operation, which will be in addition to those of the Bank after the merger.

The Merger Agreement may be terminated, as specified in Section 11 thereof, if, among other things: (1) necessary approvals are not obtained from the Illinois Commissioner, the Federal Deposit Insurance Corporation and the Federal Reserve Board; (2) written objections to the merger are filed by stockholders of the Bank holding an aggregate number of shares of common stock which is deemed excessive by its Board of Directors; or (3) in the opinion of the Board of Directors of either the Bank or COMMBANK-WGE, the consummation of the merger is inadvisable for any reason.

Upon consummation of the merger, stockholders of the Bank will become stockholders of the Company. Outstanding certificates representing shares of common stock of the Bank will represent twice that number of shares of common stock of the Company. Stockholders of the Bank will be entitled to exchange their present share certificates for new certificates evidencing shares of common stock of the Company. Until so exchanged, the certificates for Bank shares will represent the Company shares into which the Bank shares have been converted. However, the Company at any time may withhold any dividends declared upon Company common stock in respect of shares represented by unexchanged certificates until such certificates are presented for exchange, at which time the dividends so withheld on such shares shall be paid without interest. However, management of the Company has no present plans to withhold dividends and in the event that management should determine that such action has become prudent, prior written notice and a grace period will be given.

The expenses of this entire transaction are currently estimated at $60,000. In the event the merger is not consummated, such expenses as are incurred, including the cost of reorganizing the Company, will be assumed by the Bank. If the Merger Agreement is approved, the Bank, after the merger, will issue a dividend to the Company to pay such expenses.

Regulatory Approvals Required
------------------------------

The Company has filed an application with the Federal Reserve Board to become a one-bank holding company. Both the Illinois Commissioner and the Federal Deposit Insurance Corporation still need to approve the merger, but they will not act until after required approval is secured from the stockholders of Bank.

The Company cannot become a bank holding company and the merger cannot be consummated until at least 30 days following FDIC approval and then only on a date specified by the Illinois Commissioner. Management currently has no reason to believe that these approvals will not be granted providing the necessary stockholder approval is secured at the special meeting on November _____, 2000.


Rights of Dissenting Stockholders
---------------------------------

IF A STOCKHOLDER OF THE BANK WHO OBJECTS TO THE MERGER AND DESIRES TO PERFECT THE RIGHT OF DISSENT, IS NOT TIMELY IN TAKING ANY OF THE FOLLOWING STEPS, THE SHARES OWNED BY SUCH STOCKHOLDER WILL BE CONVERTED AS OF THE EFFECTIVE TIME OF THE MERGER INTO COMPANY COMMON STOCK IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT.

The Illinois Banking Act provides that a stockholder of the Bank who dissents to the merger may receive in cash the fair value of his shares as of the day prior to the day on which the vote is taken approving the merger (November _____, 2000, assuming the merger is approved at the special meeting on November _____,
2000). In order to claim this right the dissenting stockholder must:

1. File with the Bank at or prior to the special meeting a written objection to the merger;

2.   Not vote his shares in favor of the merger; and

3. Within 20 days after the merger becomes effective, make written demand on the Bank after the merger for such payment.

Any stockholder failing to make demand within the 20-day period is conclusively presumed to have consented to the merger and shall be bound by the terms thereof. Fair value of a dissenting stockholder's share is to be determined by agreement between the dissenting stockholder and the Bank within 30 days after the date on which the merger is effected. If no such agreement is reached, then fair value is to be determined by a court in a suit instituted by the dissenting stockholder within 60 days after the expiration of the initial 30-day period.

This summary of the rights of dissenting stockholders is qualified in its entirety by the provisions of the statute, which are included as Exhibit C hereto.

Any stockholder of the Bank who files with the Bank prior to or at the special meeting on November _____, 2000, a written objection to the merger and who does not vote in favor thereof at such meeting, will be notified of the effective date, addressed to such stockholder at his address as it appears upon the records of the Bank. A vote against the merger will not be treated as a written objection thereto.

Other Stockholder Considerations
--------------------------------

Directors, officers, employees and agents of the Company or persons serving at the request of the Company as directors, officers, employees or agents of another corporation or organization are entitled to indemnification as expressly permitted by Delaware law. Generally Delaware law provides for indemnification against expenses or losses when the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. In addition, Illinois law provides for similar indemnification for directors, officers, employees or agents of the Bank. Neither the Bank nor the Company knows of any pending or threatened litigation which might result in claims for indemnification against the Bank, after the merger or the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.



                            FEDERAL TAX CONSEQUENCES


The reorganization is intended to be tax-free to the Bank, the Company and Bank stockholders (other than those dissenting stockholders who receive cash payments). The following discussion does not address all of the federal income tax consequences that may be relevant to Bank stockholders in light of such holders' particular circumstances or to holders subject to special rule such as foreign persons, financial institutions, tax-exempt organizations or insurance companies. There may be other federal, state, local or foreign considerations applicable to the circumstances of a particular stockholder. Each stockholder should consult his or her own tax adviser to determine the particular tax consequences of the merger to him or her.

The Company has received an opinion from its special tax counsel that the federal income tax consequences of the reorganization will be as follows:

1. The merger of the Bank with COMMBANK-WGE will constitute a tax-free reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"). The Company and Bank will each be a "party to the reorganization within the meaning of Section 368(b) of the Code.

2. No gain or loss will be recognized by the Bank upon the transfer of its assets to, and the assumption of its liabilities by, COMMBANK-WGE in the merger. No gain or loss will be recognized by the Company upon its acquisition of shares of Bank common stock in the merger;

3. No gain or loss will be recognized to the stockholders of the Bank upon receipt of shares of common stock of the Company solely in exchange for common stock of the Bank;

4. The tax basis of the shares of common stock of the Company to be received by the stockholders of the Bank in exchange for common stock of the Bank will be the same as the tax basis of the shares of common stock of the Bank exchanged therefor; and

5. The holding period of the shares of common stock of the Company received by stockholders of the Bank in the merger will include the holding period of the shares of common stock of the Bank exchanged therefor, provided that such Bank stock isheld as a capital asset in the hands of the Bank shareholder on the date of the consummation of the merger.

Stockholders who perfect their dissenters' rights and receive cash from the Bank for the value of their shares of the Bank in lieu of common stock of the Company, will recognize gain or loss upon receipt of such cash. Such gain or loss may be long- or short-term, depending on the facts or circumstances.

Stockholders should consult their own tax advisors with respect to the tax effects, if any, of the merger and the exchange of shares under federal and state laws.



                                    DIVIDENDS


The Bank has paid cash dividends during the last three calendar years. Such dividends were in the amount of $.20, $.15 and $.20 per share of Bank common stock in 1997, 1998 and 1999, respectively. Dividends per share have been adjusted for a 15% stock dividend paid January 1998. As in the past with the Bank, Company's future cash dividends will depend on its earnings, general economic conditions, financial condition of the business and other factors as may be appropriate in determining dividend policy.



                                 CAPITALIZATION


Set forth below, on a pooling of interests basis, are the pro forma capitalization of the Bank, and the consolidated capitalization of the Company at June 30, 2000 and such capitalization as adjusted to give effect to the consummation of the merger.



                                                                     June 30, 2000                As Adjusted
                                                                     -------------                ------------
BANK:
     Capital Debenture: On May 8, 2000 Community
         Bank issued a $1,000,000 Five-Year Term
         Subordinate Debenture to a commercial bank
         for the purpoes of additional regulatory capital.
     Stockholders' equity:
         Common stock, par value $8.3333333
              Authorized                                             460,000 Shs.                         --
              Issued and outstanding                                 338,589 Shs.                         --

                                                                     ==========================================
              Par value of shares issued and
              outstanding                                               $2,822,000                     $  --
         Surplus                                                         5,223,000                        --
         Undivided profits                                              1,595,000                         --

                                                                     ==========================================
                  Total stockholders' equity                            $9,640,000                     $  --
                                                                     ==========================================




                                       12




                           CAPITALIZATION (Continued)


                                                                     June 30, 2000                As Adjusted
                                                                    --------------               -------------

COMMBANK-WGE (pre-merger):
     Stockholders' equity:
         Common stock par value $8.3333333
              Authorized                                                 --                       460,000 Shs.
              Issued and outstanding                                     --                       338,589 Shs.
                                                                     ==========================================

              Par value of shares issued and
              outstanding                                              $ --                         $2,822,000
         Surplus                                                       $ --                          5,223,000
         Undivided profits                                             $ --                          1,595,000
                                                                     ==========================================

                  Total stockholders' equity                           $ --                         $9,640,000
                                                                     ==========================================

COMPANY:
     Stockholders' equity:
         Common stock, no par value
              Authorized                                              900,000 Shs.                 900,000 Shs.
              Issued and outstanding                                     --                        677,178 Shs.


              Value of shares issued and
              outstanding                                              $ --                         $2,822,000
         Capital surplus                                               $ --                          5,223,000
         Undivided profits                                             $ --                          1,595,000
                                                                     ==========================================

                  Total stockholders' equity                           $ --                         $9,640,000
                                                                     ==========================================


NOTES TO CAPITALIZATION: Except for the dividend declared to pay off the $60,000 in organization expenses, the stockholders' equity accounts in the COMMBANK-WGE will be the same as in the Bank immediately prior to the merger.

                       MARKET PRICE OF BANK'S COMMON STOCK


There is no recognized market for the Bank's common stock. Bank management is aware of three sales transactions during the period December 31, 1999 to July 31, 2000 aggregating 764 shares. The sales prices in these transactions ranged from $42.00 to $50.00 per share. It is not anticipated that there will be a market for the common stock of the Company. There were 472 holders of record of the Bank's common stock as of October ___, 2000.



                        BOOK VALUE OF BANK'S COMMON STOCK


The table below shows the per share book value of the sum of the par value of the Bank's common stock, capital surplus and undivided profits, as adjusted for a 15% stock dividend paid in 1998.

        December 31, 1996       ...............................$18.76
        December 31, 1997       ...............................$21.84
        December 31, 1998       ...............................$21.78
        December 31, 1999       ...............................$25.77

The per share book value of the Company would be approximately the same as above at the dates indicated if the merger provided for in the Merger Agreement had been effected prior to said dates.



             INFORMATION REGARDING COMMUNITY BANK-WHEATON/GLEN ELLYN


Business
--------

The Bank opened for business on November 21, 1994 at 357 Roosevelt Road in Glen Ellyn, Illinois. On November 21, 1998, pursuant to an amendment to the Bank's charter, it opened for business at 100 North Wheaton Avenue in Wheaton, Illinois. The Bank has enjoyed very successful operations since it opened for business in 1994. On July 31, 2000 the Bank had 34 full-time employees and 19 part-time employees. At June 30, 2000 the Bank had total assets of $149,742,000, deposits of $122,669,000 and stockholder's equity of $9,640,000.

The Bank, located in a suburban residential area, is a full service commercial bank providing services to individuals, businesses and local governmental units in and around Wheaton and Glen Ellyn. The Bank also actively engages in all other areas of commercial banking including demand, savings and time deposits; real estate, commercial, revolving and consumer loans; collections; exchange and safe deposit facilities and other services tailored for individual customers.

Active competition exists in all activities in which the Bank is engaged, not only with other banks, but also with savings and loan associations, credit unions, finance companies, personal loan companies and others serving the surrounding area.

Banking Premises
----------------

The Bank owns the land, building and attached drive-up facility located at 357 Roosevelt Road, Glen Ellyn, Illinois 60137. It also owns the land, building and attached drive-up facility located at 100 North Wheaton Avenue, Wheaton, Illinois 60187.

There are no material pending legal proceedings, other than ordinary routine litigation incidental to the business of the Bank, to which the Bank is a party or to which any of its property is subject. Neither Company nor the Interim Bank are involved in any litigation.



                     DESCRIPTION OF COMMON STOCK OF THE BANK


Under the charter of the Bank currently in effect, the total number of shares of stock which Bank has authority to issue is 460,000 shares of common stock, par value $8.3333333.

Dividend Rights
---------------

The holders of Bank's common stock have the right to receive, pro rata, such dividends as are declared by the Board of Directors out of funds legally available therefor.


Liquidation Rights
------------------

In the event of liquidation of the Bank, the stockholders are entitled to receive, pro rata, all the remaining assets available for distribution to stockholders.


Voting Rights
-------------

In all elections of directors and all other matters coming to the stockholders, each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on all matters is non-cumulative.

The affirmative vote of two-thirds of all shares of Bank common stock is required for (1) the amendment, alteration, change or repeal of the charter; (2) the adoption of a merger or consolidation with or into another corporation; (3) the sale, lease or other exchange of all or substantially all the assets of the Bank; or (4) the dissolution of the Bank. Stockholders have or will have appraisal rights in connection with a merger or consolidation.



                   DESCRIPTION OF COMMON STOCK OF THE COMPANY


Under the Certificate of Incorporation of Company currently in effect, the total number of shares of stock which Company has authority to issue is 900,000 shares of stock with no par value per share. The Certificate of Incorporation also eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty, but it does not cover the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal or obtaining an improper personal benefit.

Dividend Rights
---------------

The holders of Company stock have the right to receive, pro rata, such dividends as are declared by the Board of Directors out of funds legally available therefor.


Liquidation Rights
------------------

In the event of liquidation of Company the holders of Company stock shall be entitled to receive, pro rata, all the remaining assets available for distribution to stockholders.


Voting Rights
-------------

Each outstanding share of Company stock shall entitle the holder thereof one vote on all matters which are to be voted on, including the election of directors. Voting on all matters is non-cumulative. A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. The affirmative vote of a majority of all shares of Company entitled to vote permits (1) the amendment, alteration, change or repeal of the Certificate of Incorporation; (2) the adoption of a merger or consolidation with or into another corporation; (3) the sale, lease or other exchange of all or substantially all the assets of Company; or (4) the dissolution of Company. Stockholders have or will have appraisal rights in connection with a merger or consolidation, but will not have appraisal rights in the event of a sale of all or substantially all of the Company assets.


Shareholder Approval of Certain Business Combinations
------------------------------------------------------

In the last several years, a number of states have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. Under Section 203 of the Delaware General Corporation Law, certain "business combinations" by Delaware corporations with "interested shareholders" are subject to a 3-year moratorium unless specified conditions are met.

For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested shareholder; sales or other dispositions to the interested shareholder (except proportionately with the corporation's other shareholders) of assets of the corporation or a subsidiary equal to ten percent or more of the aggregate market value of the corporation's consolidated asset or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested shareholder (with certain exceptions); or receipt by the interested shareholder (except proportionately as a shareholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

The 3-year moratorium imposed on business combinations by Section 203 does not apply if:

1. Prior to the date on which such shareholder becomes an interested shareholder, the Board of Directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder;

2. The interested shareholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him or her an interested shareholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or

3. On or after the date such person becomes an interested shareholder, the board approves the business combination and it is also approved at a shareholder meeting by 66-2/3% of the voting stock not owned by the interested shareholder.


Interested Director Transactions
--------------------------------

Under Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under Delaware law, either

1. The stockholders or the disinterested members of the Board of Directors must approve any such contract or transaction after full disclosure of the material facts, or

2. The contract or transaction must have been "fair" as to the corporation at the time it was approved.



                           REGULATION AND SUPERVISION


The operations of the Bank are subject to federal and state statutes and regulations applicable to banks chartered under the banking laws of the State of Illinois and to members of the Federal Deposit Insurance Corporation, and to regulation by the Illinois Commissioner.

The Bank is a member of the Federal Deposit Insurance Corporation, and its deposits are insured as provided by law. The Federal Deposit Insurance Corporation regularly examines such areas as reserves, loans, investments, management practices and other aspects of the Bank's operations. These examinations are designed for the protection of the Bank's depositors and not for its stockholders. In addition to these regular examinations, the Bank must furnish periodic call reports to the regulatory authorities containing a full and accurate statement of its affairs.

Federal and state banking laws and regulations govern, among other things, the scope of a bank's business, the investments a bank may make, the reserves against deposits a bank must maintain, loans a bank makes and collateral it takes, the activities of a bank with respect to mergers and consolidations and the establishment of branches. Banks chartered by the State of Illinois are subject to provisions of the Illinois Banking Act which, among other things, provide restrictions on the payment of dividends.

"Company" is a legal entity separate and distinct from the Bank. There are various legal limitations which would limit the ability of the Bank to finance, pay dividends or otherwise to supply funds to the Company. Under the provisions of the Illinois Banking Act, dividends may not be declared by state banks (1) except out of the Bank's net profits and (2) unless the Bank has transferred to surplus at least one-tenth of its net profits since the date of the declaration of the last preceding dividend, until the amount of its surplus is at least equal to its capital. Net profits under the Illinois Banking Act must be adjusted for losses and bad debts unless such debts are secured and in the process of collection.

A subsidiary bank of a bank holding company (which the Bank would become upon consummation of the merger) is subject to certain restrictions imposed by the Federal Reserve Act on any extensions of credit to the bank holding company or any of its other subsidiaries, on investments in the stock or other securities of the bank holding company or any of its subsidiaries, and on taking such stock or securities as collateral for loans. Legislation and Federal Reserve Board regulations also place certain limitations and reporting requirements on extensions of credit by a bank to principal shareholders of its parent holding company, among others, and to "related interests" of such principal shareholders. In addition, such legislation and regulations may affect the terms upon which any person becoming a principal shareholder of a holding company may obtain credit from banks with which the subsidiary bank maintains a correspondent relationship.

Furthermore, federal legislation prohibits acquisition of "control" of a bank or bank holding company without prior notice to certain federal bank regulators. "Control" is defined in certain cases as acquisition of as little as 10% of the outstanding shares of the bank or bank holding company. From time to time, various types of federal and state legislation have been proposed that could result in additional regulation of, and restrictions on, the business of the Bank. It cannot be predicted whether any such legislation will be adopted or how such legislation would affect the business of the Bank.

The earnings of commercial banks and bank holding companies are affected not only by general economic conditions but also by the policies of various governmental regulatory authorities. In particular, the Federal Reserve System regulates money and credit conditions and influences interest rates in order to affect general economic conditions, primarily through open-market operations in U.S. Government securities, varying the discount rate on member and non-member bank borrowings, setting reserve requirements against bank deposits and regulating interest rates payable by banks on certain time and savings deposits. These policies and acts have a significant influence on overall growth and distribution of bank loans, investments and deposits and affect interest rates charged on loans and earned on investments or paid for time and savings deposits. Federal Reserve System monetary policies have had a significant effect on the operating results of commercial banks in the past and this is expected to continue in the future. The general effect, if any, of such policies upon the future business and earnings of Company and the Continuing Bank cannot accurately be predicted.

The Company anticipates that it will become a bank holding company within the meaning of the Bank Holding Company act of 1956, as amended (the "Act"). As a bank holding company, the Company will be required to file with the Federal Reserve Board an annual report and such additional information as the Board of Governors may require pursuant to the Act. The Federal Reserve Board may also make examinations of the Company and its subsidiaries.

The Act limits the activities which may be engaged in by the Company and its subsidiaries to certain specified activities, including those activities which the Federal Reserve Board may find, by order or regulation, to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Under current regulations, bank holding companies and their subsidiaries are permitted to engage in such banking-related business ventures as consumer finance, equipment leasing, computer service bureau and software operations, data processing and services transmission, mortgage banking and brokerage, sale and leaseback and other forms of real estate financing and making investments in corporations or projects designed primarily to promote community welfare.

The Company is required to obtain the prior approval of the Federal Reserve Board before it could acquire either ownership or control, directly or indirectly, of more than 5% of the voting shares, or substantially all the assets, of any bank. The Company has no present plans to acquire any other banks.

After consummation of the merger, the Company periodically will file reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1933. Company stock received and beneficially owned by those stockholders of the Bank who are deemed to be "affiliates" will be restricted with respect to resale as provided for by Rule 145 promulgated under the 1933 Act and may not be publicly reoffered except in accordance with applicable federal securities laws. The term "affiliate" means each person who controls, or who is a member of a group that controls, or who is under common control with the Bank, and for the purposes hereof should be deemed to include all executive officer and directors of the Bank. Such shares may be traded freely by those stockholders not deemed to be "affiliates" of the Bank as that term is defined under the 1933 Act. The stock of Company (unlike the common stock of the Bank) will be subject to the registration requirements of the 1933 Act.

From time to time, various legislation in the United States and Congress has been proposed which could result in additional regulation of, and restrictions on, the business of the Continuing Bank. It cannot be predicted whether any such legislation will be adopted or how such legislation would affect the business of the Continuing Bank.

The foregoing references to applicable statutes, regulations and pending legislation and litigation are brief summaries thereof which do not purport to be complete and which are qualified in their entirety by reference to such statutes, regulations, proposed legislation and pending litigation.



                         MANAGEMENT OF BANK AND COMPANY


Of the eight directors of the Bank immediately prior to the merger, all will continue to be, upon consummation of the merger, directors of the Bank and the Company. Each director of the Company and the Bank will serve until the respective 2001 annual meeting of stockholders and until the election and qualification of his or her respective successor. After consummation of the merger, directors of the Bank will be elected by the Company, sole stockholder of the Bank after the merger. The principal officers of the Bank will also be officers of the Company.

From January 1 through July 31, 2000 the Board of Directors of the Bank held nine meetings. All directors attended at least 75% of the meetings of the board and the committees on which they served during this period.

The Board of Directors of the Bank has established the following committees, among others, to assist in the discharge of its responsibilities.

The Executive Committee operates on behalf of the board between regular meetings. Current members are Donald H. Fischer, E. Lawrence Young, Raymond A. Dieter and H. David Clayton.

The Audit Committee approves the internal programs, oversees accounting systems, meets with independent accountants and reviews all audit reports. Current members of this committee are Joseph S. Morrissey, Harold W. Gaede,
William F. Behrmann and John M. Mulherin.

The Compensation Committee reviews officer performance and recommends all officer salaries to the board. Current members are John M. Mulherin, Joseph S. Morrissey, E. Lawrence Young and Donald H. Fischer.

The Bank's Nominating Committee consists of John M. Mulherin,
Joseph S. Morrissey, E. Lawrence Young and Donald H. Fischer.

Directors are currently paid fees at the rate of $450 per board meeting attended.


Executive Compensation

The following table sets forth the total cash compensation paid by the Bank during the years 1997, 1998 and 1999 to its Chairman and Chief Executive Officer. No other executive officer of the Bank made at least $100,000 in salary and bonuses for the year 1999.

                           Summary Compensation Table
                           --------------------------

                               Annual Compensation
                               -------------------
                                                                              Securities
     Name and                                                                 Underlying         All Other
     Principal                                                                 Options/           Compen-
     Position                Year           Salary ($)        Bonus ($)          SARs           sation ($)
     --------                ----           ----------        ---------      -------------      ----------
Donald H. Fischer            1999          148,370            30,000            300            6,270(1)
Chairman, President          1998          135,600            23,800            200            5,250(2)
and CEO                      1997          134,200            20,110            200            7,170(3)




                     Opinion/SAR Grants in Last Fiscal Year
                     --------------------------------------
                                                                                Potential Realizable
                                                                                  Value at Assumed
                                                                                   Annual Rates of
                                                                                     Stock Price
                                                                                  Appreciation for
                                  Individual Grants                                  Option Term
----------------------------------------------------------------------------     ------------------
      (a)                 (b)            (c)             (d)          (e)          (f)          (g)
                       Number of
                      Securities
                      Underlying     % of Total
                       Options/     Options/SARs      Exercise
                         SARs        Granted to        or Base
                        Granted     Employees in        Price     Expiration
     Name                 (#)        Fiscal Year       ($/Sh)        Date        5% ($)       10% (%)
     ----            ----------     -------------    ---------   ----------      ------       -------
Donald H. Fischer,        300          16.48%          $23.33        2004        12,144       17,433
CEO

(1)life insurance--708, health insurance--5,562
(2)life insurance--1,151, health insurance--4,099
(3)life insurance--2,481, health insurance--4,689


Compensation Committee Interlocks and Related Transactions
----------------------------------------------------------

Directors and principal officers of the Bank and their associates were customers of, and have had transactions with, the Bank from time to time in the ordinary course of business during 1997, 1998 and 1999; additional transactions may be expected to take place in the future.

All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposits, and depository relationships in such ordinary course of business, were on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for transactions with other persons and, in the opinion of management of the Bank, did not involve more than the normal risk of collectibility or present other unfavorable features. As of June 30, 2000, various directors and executive officers of the Bank were indebted to the Bank in the amount of approximately $844,000. This figure represents 6.1% of the Bank's outstanding loans as of this date.

John Mulherin is a partner in the firm of Mulherin, Rehfeldt and Varchetto, which during 1997, 1998 and 1999 rendered certain legal services to the Bank. E. Lawrence Young is president of Young's Appliance, which has sold appliances to the Bank during 1997, 1998 and 1999. Payments to the law firm and Young's Appliances did not exceed 5% of their respective gross revenues for the 1999 fiscal year.



                                     GENERAL


The Board of Directors recommends that stockholders vote in favor of the merger proposal and therefore urges that the enclosed proxy be returned promptly. The affirmative vote of holders of at least two-thirds of the outstanding common stock of the Bank is required for approval of the Merger Agreement. Your signing and returning the enclosed proxy will not affect your right to revoke such proxy or to vote in person should you decide to attend the special meeting. As of the date of this Proxy Statement/Prospectus management knows of no matters to be presented other than the above proposal. If other matters properly come before the meeting, it is intended that the proxies be voted as the proxy designees should determine.

The cost of the solicitation of proxies will be borne by the Bank. In addition to solicitation by mail, officers and other regular employees of the Bank without additional compensation may solicit proxies personally or by telephone or telegraph.

The board would be pleased if you would make every effort to personally attend the special meeting.

                              FINANCIAL STATEMENTS


The Bank's financial statements for the year ended December 31, 1999 were mailed to the Bank's stockholders on May 22, 2000. Such financial statements are not deemed material to the exercise of prudent judgment in regard to any matter to be acted upon at the special meeting and therefore are not incorporated in the Proxy Statement/Prospectus by reference. Additional copies of such financial statements are available from the Bank by written request to the Bank's president. If the COMMBANK-WGE and the Company had been organized prior to January 1, 1998, and the merger had been consummated and Company had owned all the shares of the Bank since that date, except with respect to the expenses of the transaction, the results of the operations of the Bank and Company would have been the same in all material respects to those reported by the Bank for the years ended December 31, 1998 and 1999.



                                 LEGAL OPINIONS


The legality of the Company's common stock to be issued upon consummation of the merger will be passed upon by Ward J. Larson, special counsel for the Bank and the Company.



                              SHAREHOLDER PROPOSALS


If the merger is not consummated, and if a shareholder wishes to have a proposal eligible for inclusion in the proxy materials for next year's Annual Meeting of Shareholders of Community Bank-Wheaton/Glen Ellyn, the proposal must be in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, and received at the Bank's offices not later than December 22, 2000. As to any proposal that a shareholder intends to present to shareholders without inclusion in the Bank's proxy statement for the 2001 Annual Meeting, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless the Bank receives notice of the matter to be proposed not later than March 8, 2001. Even if proper notice is received on or prior to March 8, 2001, the proxies named in management's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

                               FURTHER INFORMATION


The Company has filed a Registration Statement with the Securities and Exchange Commission relating to the stock of the Company offered in connection with the proposed Merger described herein. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement. Reference is hereby made to the Registration Statement for further information about the Company and its securities. The Registration Statement may be inspected without charge by anyone at public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C., and copies of all or any part of it may be obtained from the Commission upon payment of fees prescribed by the Commission. Also, the Registration Statement is available on the Commission's web site at http://www.sec.gov.

                               By the order of the Board of Directors,


                               /s/ Donald H. Fischer
                               --------------------------------------------
                               Donald H. Fischer
                               Chairman, President and CEO

                                    ANNEX A

                                MERGER AGREEMENT


MERGER AGREEMENT, dated August 16, 2000 between Community Bank-Wheaton/Glen Ellyn (hereinafter called "Existing Bank") and Commbank-wge (hereinafter called "Interim Bank" or, where appropriate, the "Continuing Bank"), and joined in by Community Financial Shares, Inc. (hereinafter called the "Corporation").

WHEREAS:

         (a) The Existing Bank and the Interim Bank are Illinois banking associations with the principal office and place of business of each being located at 357 Roosevelt Road, Glen Ellyn, Illinois 60137.

         (b) As of June 30, 2000, the Existing Bank had common stock outstanding of $2,822,000 divided into 338,589 shares of common stock, $8.3333333 per share, surplus of $5,223,000 and undivided profits of $1,595,000.

         (c) Under Sections 13.5 and 22 of the Illinois Banking Act, it is no longer necessary to capitalize the Interim Bank since it will not engage in the general banking business or any part thereof, unless and until the Interim Bank becomes the Continuing Bank in a merger. As of the effective date of the merger the Interim Bank will be completely owned by the Corporation.

         (d) The Corporation is a corporation organized under the laws of the State of Delaware with its registered office in the City of Wilmington, County of New Castle, State of Delaware. As of the effective date of the merger, the Corporation will have authorized common stock consisting of 900,000 shares of common stock no par value per share.

         (e) Attached hereto as Schedule I, and made a part hereof, is a list of the stockholders of the Existing Bank and of the Interim Bank as of the date of this Merger Agreement.

         (f) A majority of the Directors of the Existing Bank and the five incorporators of the Interim Bank have approved this Merger Agreement and authorized its execution, and a majority of the Directors of the Corporation have approved this Merger Agreement and the undertakings of the Corporation herein set forth and have authorized the Corporation, by its execution hereof, to join in and be bound hereby. When reference is made to the Board of Directors of the Interim Bank, this shall mean the incorporators.

         (g) For Federal income tax purposes, it is intended that the merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code").

IN CONSIDERATION OF THE PREMISES, the Existing Bank and the Interim Bank, joined in by the Corporation, hereby make this, Merger Agreement, and prescribe the terms and conditions of the merger of the Existing Bank into the Interim Bank and the method of carrying it into effect as follows:

         SECTION 1. Subject to the terms and conditions hereof, the Existing Bank shall be merged into, and under the charter of, the Interim Bank pursuant to the provisions of, and with the effect provided in, the Illinois Banking Act, and the Interim Bank shall be the Continuing Bank.

         SECTION 2. From and after the time (hereinafter called the "Effective Time") at which the merger becomes effective:

                         (a) The name of the Interim Bank (hereinafter called the "Continuing Bank" whenever reference is made to it: as of the Effective Time of the merger or thereafter) shall be the same as the name of the Existing Bank, namely, Community Bank-Wheaton/Glen Ellyn, and the office and place of business of the Continuing Bank shall be that of the Existing Bank.

                         (b) The charter of the Continuing Bank shall be deemed to be and is hereby amended so that as of such Effective Time the amount, and number of shares, of common stock of the Continuing Bank, the surplus and undivided profits shall be equal to the respective amounts of such accounts for Existing Bank immediately prior to the Effective Time of the merger (see Exhibit I).

         SECTION 3. As of the Effective Time, the corporate existence of the Existing Bank and the Interim Bank shall be merged into and continued in the Continuing Bank, and the Continuing Bank shall be deemed to be the same business and corporate entity as the Existing Bank and the Interim Bank with all the property, rights, powers, duties and obligations of the Existing Bank and the Interim Bank. The Continuing Bank shall be liable for all liabilities of the Existing Bank and the Interim Bank and all rights, franchises and interests of the Existing Bank and the Interim Bank, respectively, in and to every species of property (real, personal and mixed) and choses in action shall be deemed to be transferred to and vested in the Continuing Bank without any deed or other transfer, and the Continuing Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy the same and all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar or transfer agent of stocks and bonds, guardian, conservator, assignee, received and in every other fiduciary capacity, in the same manner and to the same extent as was held or enjoyed by the Existing Bank and the Interim Bank, respectively, at the Effective Time.

         SECTION 4.      As of the Effective Time:

                         (a) Each share of common stock of the Existing Bank which is issued and outstanding immediately prior to the Effective Time, shall ipso facto and without any action on the part of the holder thereof become and be converted into two (2) shares of common stock of the Corporation, and outstanding certificate(s) (hereinafter called the "Old Certificate(s)") representing shares of common stock of the Existing Bank shall thereafter represent shares of common stock of the Corporation. All shares of common stock of the Corporation, into which common stock of the Existing Bank are converted, as above provided, shall be fully paid and nonassessable.

                         (b) Each holder of shares of common stock of the Existing Bank which shall have been so converted into common stock of the Corporation, upon surrender of such Old Certificate(s) in proper from to the Continuing Bank for cancellation, shall be entitled to receive, as evidence of the shares of common stock so converted, stock certificate(s) (hereinafter called "New Certificate(s)") bearing the name of the Corporation as issuer, for the number of shares of the Corporation represented by such Old Certificate(s) when surrendered. Each share of common stock of Existing Bank shall be converted into two
         (2) shares of common stock of Corporation. Until so surrendered, each Old Certificate(s) shall be deemed, for all corporate purposes, to evidence the ownership of the number of shares of common stock of the Corporation which the holder thereof would be entitled to receive upon its surrender, except that the Corporation may withhold, from the holder of shares represented by such Old Certificate(s), distribution of any or all dividends declared by the Corporation on such shares until such time as such Old Certificate(s) shall be surrendered in exchange for New Certificate(s), at which time dividends so withheld by the Corporation with respect to such shares shall be delivered, without interest thereon, to the stockholder to whom such New Certificate(s) are issued.

                         (c) The number of shares of common stock of the Continuing Bank outstanding as of the Effective Time, all of which shall be held by the Corporation, shall be equal to the number of shares of common stock of Existing Bank outstanding immediately prior to the Effective Time, and the amount of Common Stock of Continuing Bank represented thereby shall equal $2,822,000.

         SECTION 5. The Board of Directors and officers of the Continuing Bank, upon the merger becoming effective, shall consist of all the persons who are directors and officers of the Existing Bank immediately before the Effective Time. The Bylaws of the Continuing Bank shall be the Bylaws of Existing Bank.

         SECTION 6. This Merger Agreement shall be submitted to the stockholders of the Existing Bank for approval at a meeting to be called and held in accordance with the applicable provisions of law and the charter and Bylaws of the Existing Bank.

         SECTION 7. The Existing Bank, the Interim Bank and the Corporation shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements, prescribed by law or otherwise, necessary for consummation of the merger on the terms herein provided, including, without being limited to, the preparation and submission of an application to the Federal Deposit Insurance Corporation for the approval of the merger under the provisions of Section 18(c) of the Federal Deposit Insurance Act, as amended, of an application to the Board of Governors of the Federal Reserve System for the approval of the Corporation's acquisition of the shares of common stock of the Continuing Bank under the provisions of Section 3(a) (1) of the Bank Holding Company Act of 1956, as amended, and to the Commissioner of Banks and Trust Companies of the State of Illinois for approval of this Merger Agreement under the provisions of Section 22 of the Illinois Banking Act.

         SECTION 8. As provided for in Section 29 of the Illinois Banking Act, any stockholder of the Existing Bank who shall not vote in favor of the merger and who (i) shall file with the Existing Bank, prior to or at the meeting of stockholders of the Existing Bank at which this Merger Agreement is submitted to a vote, a written objection to the merger provided for hereby, and (ii) shall within 20 days after the merger is effected make written demand on the Continuing Bank for payment of the fair value of his shares as of the day prior to the date on which the vote of stockholders of the Existing Bank was taken approving the merger shall be entitled to be paid upon surrender of his certificate or certificates representing his shares the said fair value thereof. If within 30 days after the date on which such merger is effected the value of such shares is agreed upon between the dissenting stockholder and the Continuing Bank, payment therefor shall be made within 90 days after the date on which the merger was effected, and upon payment of the agreed value the dissenting stockholder shall cease to have any interest in such shares or in the Continuing Bank. If within such period of 30 days the stockholder and the Continuing Bank do not so agree, then the dissenting stockholder may, within the 60 days after the expiration of the 30-day period, file a complaint in the circuit court asking for a finding and determination of the fair value of such shares and shall be entitled to judgment against the Continuing Bank for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger, with interest thereon on the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender of the certificate or certificates representing said shares. Upon payment of the judgment the dissenting stockholder shall cease to have any interest in such shares or in the Continuing Bank. Unless a dissenting stockholder shall have complied with the terms of this Section 8 within the time and in the manner herein provided, such stockholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger and shall be bound by the terms hereof. Notwithstanding compliance by a dissenting stockholder with the terms hereof, the certificate or certificates for the shares of such dissenting stockholders shall be deemed to be and shall be converted into a share or shares of common stock of the Corporation as provided for in Section 4(a) hereof, and the certificate or certificates surrendered by the dissenting stockholder shall be delivered to the Corporation and may be held and disposed of by the Corporation.

         SECTION 9. Effectuation of the merger herein provided for is conditioned upon:

                         (a) Approval of this Merger Agreement by vote of the stockholders of the Existing Bank and the Interim Bank as required by law; and

                         (b) Procurement of all other consents and approvals, and satisfaction of all other requirements prescribed by law, which are necessary for consummation of the merger.

         SECTION 10. At any time before the Effective Time, if any of the following circumstances occur, this Merger Agreement may be terminated, at the election of the Existing Bank or the Interim Bank, by written notice from the party so electing to the other thereof, pursuant to a resolution authorized and approved by the board of Directors of the party so electing:

                         (a) The number of shares of common stock of the Existing Bank voted against the merger, or in respect of which written notice is given purporting to dissent from the merger, shall make consummation of the merger unwise in the opinion of either the Board of Directors of the Existing Bank or the Board of Directors of the Interim Bank; or

                         (b) Any action, suit, proceeding or claim has been instituted, made or threatened relating to the proposed merger which shall make consummation of the merger inadvisable in the opinion of either the Board of Directors of the Existing Bank or the Board of Directors of the Interim Bank; or

                         (c) Any action, consent or approval, governmental or otherwise, which, in the opinion of counsel for the Existing Bank, is necessary or advisable to permit or enable the Continuing Bank, upon and after the consummation of the merger, to conduct all or any part of the business and activities theretofore conducted by the Existing Bank, in substantially the manner so conducted, shall not have been obtained; or

                         (d) For any other reason consummation of the merger is inadvisable in the opinion of the Board of Directors of either the Existing Bank or the Interim Bank.

Upon termination by written notice as provided in this Section, this Merger Agreement shall be void and of no further effect, and there shall be no liability by reason of this Merger Agreement or the termination thereof on the part of either the Existing Bank, the Interim Bank, the Corporation or the directors, officers, employees, agents or stockholders of any of them.

         SECTION 11. Subject to and upon satisfaction of all requirements of law and other conditions specified in this Merger Agreement, this Merger Agreement together with certified copies of resolutions of the stockholders of the Existing Bank and the Interim Bank approving the same shall be filed with the Commissioner of Banks and Trust Companies of the State of Illinois pursuant to and in the manner required by Section 24 of the Illinois Banking Act, and the merger herein shall become effective at 12:01 A.M., Central Standard Time, of the day next succeeding such filing, such time and day being hereby declared to be the Effective Time as that term is used herein, all on the terms and with the effect in this Merger Agreement provided for.

         SECTION 12. The Existing Bank and the Interim Bank, by mutual consent of their respective Boards of Directors and with the consent of the Board of Directors of the Corporation, may amend this Merger Agreement before the Effective Time, provided, however, that, after this Merger Agreement has been approved by the stockholders of the Existing Bank, no such amendment shall affect the rights of such stockholders of the Existing Bank in a manner which is materially adverse to such stockholders subsequent to the approval of the stockholders.

         SECTION 13. If the merger becomes effective, Existing Bank, Continuing Bank, Corporation and their respective shareholders, shall each pay their own expenses, if any, incurred in the proposed transactions. If the merger does not become effective, the Existing Bank shall pay all reasonable and necessary expenses associated with the transactions proposed herein. In either event the Existing Bank agrees to pay the expenses of examination by the Commissioner of Banks and Trust Companies of the State of Illinois.

         SECTION 14. Attached hereto and marked Exhibit I and made a part hereof is a pro forma statement of condition of the Continuing Bank giving effect to the merger on the terms herein provided for as if the merger had occurred on June 30, 2000.

         SECTION 15. Tax Consequences. It is intended by the parties hereto that the merger shall constitute a reorganization within the meaning of
Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Treasury Regulations Section 1.368-2(g) and 1.368-3(a)

         IN WITNESS WHEREOF, the Existing Bank has caused this Merger Agreement to be executed by its duly authorized officers and the corporate seal to be hereunto affixed as of the date first above written. The incorporators of the Interim Bank have executed this Merger Agreement as set forth below as of the date first above written.

                             COMMUNITY BANK-WHEATON/GLEN ELLYN


                             BY/s/ Donald H. Fischer
                               -------------------------------------------------
                               Chairman, President & CEO

(SEAL)
Attest:


/s/ Susan Bennor
----------------------------------
Cashier                                      COMMBANK-WGE


/s/ Donald H. Fischer                        /s/ John H. Mulherin
----------------------------------           -----------------------------------
Incorporator                                 Incorporator


/s/ Harold W. Gaede                          /s/ E. Lawrence Young
----------------------------------           -----------------------------------
Incorporator                                 Incorporator


/s/ Joseph S. Morrissey
----------------------------------
Incorporator



         Community Financial Shares, Inc. hereby joins in the foregoing Merger Agreement and undertakes that it will be bound thereby, that it will do and perform all the acts and things therein provided to be done by it, and that it will cooperate in carrying out the transactions therein contemplated.

         IN WITNESS WHEREOF, Community Financial Shares, Inc. has caused this undertaking to be made in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written.

                             COMMUNITY FINANCIAL SHARES, INC.


                             BY/s/ Donald H. Fischer
                               -------------------------------------------------
                               Chairman, President & CEO

(SEAL)
Attest:

/s/ Mark S. Daniels
----------------------------------
Secretary

                                    EXHIBIT I




COMMUNITY BANK-WHEATON/GLEN ELLYN
PRO-FORMA STATEMENT OF CONDITION
(After merger; 000's Omitted)


ASSETS                                          LIABILITIES
Cash and Due From Banks            $5,853        Deposits                               $122,669
Securities                        $37,393        Federal Funds Purchase                   $3,550
Commercial Loans                  $58,222        Federal Home Loan Bank Advances         $13,300
Residential First Mortgages       $19,834        Subordinated Capital Debenture           $1,000
Home Equity Loans                 $19,764        Other Liabilities                          $656
Personal Instalment Loans          $3,362        Common Stock                             $2,822
Reserve for Loans Losses            -$841        Surplus                                  $5,223
   Total Loans                   $100,341        Undivided Profits                        $1,535
Premises and Fixed Assets          $5,075        Unrealized Securities Losses              -$489
Other Assets                       $1,604           Total Equity Capital                  $9,091
TOTAL ASSETS                     $150,266        TOTAL ASSETS                           $150,266



Note: The State of Illinois does not require capitalization of the Interim Bank prior to the merger becoming effective.

                                     ANNEX B




                          CERTIFICATE OF INCORPORATION

                                       OF

                        COMMUNITY FINANCIAL SHARES, INC.


   1.  The name of the corporation is:

                        COMMUNITY FINANCIAL SHARES, INC.

   2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

   3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

   4. The total number of shares of stock which the corporation shall have authority to issue is nine hundred thousand (900,000); all of such shares shall be without par value.

  5a.  The name and mailing address of the incorporator is as follows:

                  NAME                            MAILING ADDRESS
                  ----                            ---------------

               Ward J. Larson                     822 Saddlewood Drive
                                                  Glen Ellyn, IL 60137

  5b. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is as follows:

                  NAME                            MAILING ADDRESS
                  ----                            ---------------

               William F. Behrmann                858 Saddlewood Drive
                                                  Glen Ellyn, IL 60137

               H. David Clayton                   22W676 Ahlstrand Drive
                                                  Glen Ellyn, IL 60137

               Raymond A. Dieter                  22W240 Stanton
                                                  Glen Ellyn, IL 60137

               Donald H. Fischer                  1676 Thompson Drive
                                                  Wheaton, IL 60187

               Harold W. Gaede                    1005 South Hale
                                                  Wheaton, IL 60187

               Joseph S. Morrissey                108 East Farnham Road
                                                  Wheaton, IL 60187

               John M. Mulherin                   569 Dorset Avenue
                                                  Glen Ellyn, IL 60137

               E. Lawrence Young                  1481 Sandy Hook
                                                  Wheaton, IL 60187

   6.  The corporation is to have perpetual existence.

   7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

   8. Elections of directors need not be by written ballot unless the by-laws of the corporation so provide.

       Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place of places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation.

   9. The corporation reserves the right to amend, alter, change of repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

  10. In all elections of directors and all matters coming to the stockholders, each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on all matters is non-cumulative.

  11. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

       The undersigned, being the incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 11th day of July, 2000.



                                             /s/ Ward J. Larson
                                             -----------------------------------
                                                          Ward J. Larson

                                     BYLAWS

                                       OF

                        COMMUNITY FINANCIAL SHARES, INC.


                                    ARTICLE I
                                    ---------

         The name of the corporation shall be COMMUNITY FINANCIAL SHARES, INC., and it has been organized under the General Corporation Law of Delaware. While the registered office shall be in the City of Wilmington, County of New Castle, State of Delaware, the corporation shall operate out of offices located in the Village of Glen Ellyn, County of DuPage and State of Illinois.


                                   ARTICLE II
                                   ----------

         SECTION 1.      ANNUAL MEETINGS.    The annual meeting of stockholders
shall be held on the 2nd Wednesday of April each year, or such other date as shall be established, at the hour of 7:00 p.m., for the purpose of electing directors and transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the stockholders as soon thereafter as conveniently may be.

         SECTION 2.      SPECIAL MEETINGS.   Special  meetings of the
stockholders may be called by the Chairman of the Board, by the Board of Directors or by the holders of not less than one-fifth of all the outstanding shares of stock of the corporation.

         SECTION 3.      PLACE OF MEETING.   The Board of Directors may
designate any place within this State of Illinois as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all stockholders may designate any place within the State of Illinois, as the place for the holding of such meeting. If no designation is made, or if a special meeting were otherwise called, the place of meeting shall be the office of the corporation, except as otherwise provided in
Section 5 of this Article.

         SECTION 4.      NOTICE OF MEETINGS.      Written or printed notice
stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than forty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the Officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid.

         SECTION 5.      MEETING OF ALL STOCKHOLDERS.       If all of the stock-
holders shall meet at any time and place within the State of Illinois and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting, any corporate action may be taken.

         SECTION 6.      CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.
For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, forty days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than forty days, and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

         SECTION 7.      VOTING LISTS.       The officer or agent having charge
of transfer books for shares of stock of the corporation shall make, prior to each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock ledger or transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or stock ledger or transfer book or to vote at any meeting of stockholders.

         SECTION 8.      QUORUM.             A majority of the outstanding
shares of stock, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders, provided, that if less than a majority of the outstanding shares of stock are represented at said meeting, a majority of the shares of stock so represented may adjourn the meeting from time to time without further notice.

         SECTION 9.      PROXIES.            At all meetings of stockholders, a
stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         SECTION 10.     VOTING OF STOCK.    Subject to the  provisions  of
Section 12 of this Article, each outstanding share of stock shall be entitled to one vote upon each matter submitted to vote at a meeting of stockholders.

         SECTION 11.     VOTING OF STOCK BY CERTAIN HOLDERS.     Stock standing
in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, the absence of such provision, as the Board of Directors of such corporation may determine.

         Stock standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Stock standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, conservator or trustee shall be entitled, as such fiduciary, to vote stock held by him without a transfer of such stock into his name.

         Stock standing in the name of a receiver may be voted by such receiver, and stock held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A stockholder whose shares of stock are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

         SECTION 12.     NON-CUMULATIVE VOTING.   In all  elections of directors
and all other matters coming to the stockholders, each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on all matters is non-cumulative.

         SECTION 13.     INFORMAL ACTION BY STOCKHOLDERS.       Any action
required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

         SECTION 14.     VOTING BY BALLOT.   Voting on any question or in any
election may be via voice unless the presiding officer shall order, or any stockholder shall demand that voting be by ballot.


                                   ARTICLE III
                                   -----------

                                    DIRECTORS

         SECTION 1.      GENERAL POWERS.     The business and affairs of the
corporation shall be managed by its Board of Directors.

         SECTION 2.      NUMBER, TENURE AND QUALIFICATIONS.      The number of
directors of the corporation shall be eight. Each director shall hold office until the next annual meeting of stockholders, or until their successor shall have been elected and qualified.

         SECTION 3.      ORGANIZATION MEETING.    The meeting for the
organization of the Board of Directors shall take place immediately after, and at the same place as, the annual stockholders' meeting. If at the time fixed for the meeting of the directors-elect, there shall not be a quorum present, the members present may adjourn from time to time until a quorum is obtained.

         SECTION 4.      REGULAR MEETINGS.   A regular meeting of the Board of
Directors shall be held once each month. The Board of Directors may provide, by resolution, the time and place within the State of Illinois for the holding of such regular meeting, or of additional regular meetings without other notice than such resolution.

         SECTION 5. ORDER OF BUSINESS. At all regular meetings of the Board of Directors, the following shall be included in the order of business:

         1.   Review of the minutes of previous meeting(s)
         2.   Unfinished business
         3.   New business

         SECTION 6.      SPECIAL MEETINGS.   Special meeting of the Board of
Directors may be called at the request of the Chairman of the Board or President, or any three directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place within the State of Illinois as the place for holding any special meeting of the Board of Directors called by them.

         SECTION 7.      NOTICE.             Notice of any special meeting shall
be given at least two days previously thereto by written notice delivered personally or mailed to each director at his home address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 8.      QUORUM.             A majority of the Board of
Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided, that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         SECTION 9.      MANNER OF ACTING.   The act of the  majority  of the
directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 10.     VACANCIES.          Any vacancy  occurring in the Board
of Directors may be filled by appointment by the Board of Directors until the next annual meeting or a special stockholder meeting called for the purpose of an election to fill the directorship.

         SECTION 11.     ATTENDANCE.        Directors  must attend all meetings
for which there is not good cause for absenteeism, and must serve on all committees to which they may be respectively appointed by the Board of Directors.

         SECTION 12.     COMPENSATION.       By resolution of the Board of
Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board, and may be paid a fixed sum for attendance at meetings. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         SECTION 13.     PRESUMPTION OF ASSENT.   A director of the corporation
who is present at a meeting of the Board of Directors at which action on any corporation matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by certified mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


                                   ARTICLE IV
                                   ----------

                                    OFFICERS

         SECTION 1.      NUMBER.             The  officers  of the  corporation
shall be a chairman of the board, a president, secretary and such vice presidents or other officers, as may be elected or appointed by the Board of Directors.

         SECTION 2. ELECTION AND TERM OF OFFICE. The Chairman of the Board, President and other officers of the corporation shall be elected annually by the Board of Directors at the organization meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         SECTION 3.      REMOVAL.            Any officer or agent elected or
appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4.      VACANCIES.          A vacancy in any office  because of
death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 5.      CHAIRMAN OF THE BOARD.   The Chairman of the Board
shall be a member of the Board of Directors and shall preside at all meetings of the stockholders and the Board of Directors.

         SECTION 6.      PRESIDENT.          The President shall be the
principal executive officer of the corporation and shall be in charge of the affairs and business of the corporation and the management thereof subject to the direction of the Board of Directors and the executive committee. In all cases where the duties of the other officers of the corporation are not prescribed by statute, these bylaws or by resolution of the directors, they shall be performed under the orders and instruction of the President. He may sign with the Secretary, Assistant Secretary or any other proper officer of the corporation, thereunto authorized by the Board of Directors, certificates for shares of stock of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform ex officio on all standing committees of the board.

         SECTION 7.      THE VICE PRESIDENTS.     In the absence of the
President, or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all restrictions upon the President. Any Vice President shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board, President or by the Board of Directors.

         SECTION 8.      THE SECRETARY.      The Secretary shall: (a) keep the
minutes of the stockholders' and directors' meetings in one or more books provided for that purpose: (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law: (c) be custodian of the seal of the corporation and see that it is affixed to all certificates for shares of stock prior to the issuance thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the Chairman of the Board or President certificates for shares of stock of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board, President or by the Board of Directors.

         SECTION 9.      SALARIES.           The salaries of the officers  shall
be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.


                                    ARTICLE V
                                    ---------

                             COMMITTEES OF THE BOARD

         The Board of Directors may appoint, from time to time, committees of directors for such purposes and with such powers as the board may determine.


                                   ARTICLE VI
                                   ----------

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Certificates of stock properly signed as herein indicated shall be issued to the stockholders and the certificate shall state upon the face thereof that the stock shall be transferable only upon the books of the corporation, and when the stock is transferred, the certificate thereof shall be returned to the corporation and canceled and new certificates issued. A transfer book shall be kept in which all assignments and transfers of stock shall be made and also a stock register book shall be kept in which shall be shown the names of the shareholders, the number of shares and the certificate number of the stock held by each. The person in whose name shares of stock stand on the stock register books of the corporation shall be deemed the owner thereof for all purposes.


                                   ARTICLE VII
                                   -----------

                                   FISCAL YEAR

         The fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.

                                  ARTICLE VIII
                                  ------------

                                    DIVIDENDS

         The Board of Directors may, from time to time, declare and the corporation may pay, dividends on its outstanding shares of stock in the manner and upon the terms and conditions provided by law.


                                   ARTICLE IX
                                   ----------

                                      SEAL

         The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal."


                                    ARTICLE X
                                    ---------

                                WAIVER OF NOTICE

         Whenever any notice whatever is required to be given under the provisions of these bylaws or under the provisions of the General Corporation Law of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                                   ARTICLE XI
                                   ----------

                                   AMENDMENTS

         These bylaws may be altered, amended or repealed and new bylaws may be adopted (not inconsistent with the General Corporation Law of Delaware) at any meeting of the Board of Directors of the corporation by a majority vote of the whole number of directors.


                                   ARTICLE XII
                                   -----------

                     DIRECTORS AND OFFICERS INDEMNIFICATION

         (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses for which such person has not otherwise been reimbursed (including attorneys' fees, judgment, fines and amounts paid in settlement) actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses for which such person has not otherwise been reimbursed (including attorneys' fees, judgment and amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of such suit or action, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duties, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, and the purpose and intent of this
Article XII such person is fairly and equitably entitled to indemnity for such expense, and shall so order.

         To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, claim or proceeding referred to in paragraphs (a) and (b) of Article XII or in defense of any other claim, issue or matter, he shall be indemnified against expense, including attorneys' fees actually and reasonably incurred by him in connection therewith.

         Any indemnification under paragraphs (a) and (b) of this Article XII, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such paragraphs (a) and
(b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

         Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

         The indemnification provided in this Article XII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, or of any other indemnification which may be granted to any person apart from this Article XII both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                                  ARTICLE XIII
                                  ------------

         Director's qualifying shares are not required to serve on the Board of Directors.

                                    ANNEX C


                       Section 29 of Illinois Banking Act
                       ----------------------------------



S/29.  Dissenting Stockholders
------------------------------

If a stockholder of a state bank which is a party to a merger other than a merger which is to result in a national bank, shall file with such bank prior to or at the meeting of stockholders at which the plan of merger is submitted to a vote, a written objection to such plan or merger, and shall not vote in favor thereof, and such stockholder, within 20 days after receiving written notice of the date the merger became effective, shall make written demand on the continuing bank for payment of the fair value of his shares as of the day prior to the date on which the vote was taken approving the merger, the continuing bank shall pay to such stockholder, upon surrender of his certificate or certificates representing said stock, the fair value thereof. Such demand shall state the number of the shares owned by such dissenting stockholder. The continuing bank shall provide written notice of the effective date of the merger to all shareholders who have filed written objections in order that such dissenting shareholders may know when they must file written demand if they choose to do so. Any stockholder failing to make demand within the 20-day period shall be conclusively presumed to have consented to the merger and shall be bound by the terms thereof. If within 30 days after the date on which such merger was effected the value of such shares is agreed upon between the dissenting stockholders and the continuing bank, payment therefor shall be made within 90 days after the date on which such merger was effected, upon the surrender of his certificate or certificates representing said shares. Upon payment of the agreed value the dissenting stockholder shall cease to have any interest in such shares or in the continuing bank. If within such period of 30 days the stockholder and the continuing bank do not so agree, then the dissenting stockholder may, within 60 days after the expiration of the 30-day period, file a complaint in the circuit court asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the continuing bank for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger with interest thereon to the date of such judgment. The practice, procedure and judgment shall be governed by the Civil Practice Law of this state.1 The judgment shall be payable only upon and simultaneously with the surrender to the continuing bank of the certificate or certificates representing said shares. Upon the payment of the judgment, the dissenting stockholder shall cease to have any interest in such shares or in the continuing bank. Such shares of stock may be held and disposed of by the continuing bank. Unless the dissenting stockholder shall file such complaint within the time herein limited, such stockholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger, and shall be bound by the terms thereof. The right of a dissenting stockholder to be paid the fair value of his shares of stock as herein provided shall cease if and when the continuing bank shall abandon the merger.

(Source:  P.A. 85-211.)

(1)735 ILCS 5/2-101 et seq.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS
                               AND PROXY STATEMENT


Item 20.              Indemnification of Directors and Officers.

                      Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, the registrant has the power to indemnify certain persons, including its officers and directors, under stated circumstances and subject to certain limitations, for liabilities incurred in connection with services performed in good faith for the registrant. The Bylaws of the registrant, which is Exhibit
                      3.01 to this registration statement provide for indemnification of officers and directors of the registrant, and certain other persons, against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

                      The position of the Securities and Exchange Commission on indemnification for 1933 Act liabilities is set forth in the Prospectus and Proxy Statement under "Information Concerning Merger Agreement--Other Stockholder Considerations."

Item 21.              Exhibits Filed.

                      The following exhibits are filed with this registration statement.

                                    See "Exhibit Index" on page II-5.

Item 22.              Undertakings.

                      A.   The registrant hereby undertakes as follows:

                           1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                               a. Include any prospectus required by section 10(a)(3) of the Securities Act;

                               b.   Reflect in the prospectus any facts or
                                    events which, individually or together,
                                    represent a fundamental change in the
                                    information in the registration statement.
                                    Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                               c. Include any additional or changed material information on the plan of distribution.

                           2. For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                           3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                           4. That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                           5. That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      B. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Glen Ellyn, State of Illinois, on the 25th day of September 2000.

                          COMMUNITY FINANCIAL SHARES, INC.



                          By /s/ Donald H. Fischer
                             ---------------------------------------------------
                             Donald H. Fischer, Chairman, President and
                             Chief Executive Officer


Each person whose signature appears below authorizes Donald H. Fischer and Mark
S. Daniels, or either one of them, to execute in the name of each such person who is then an officer or director of the registrant, and to file, any amendments to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the common stock which is the subject of this registration statement, which amendment may make such changes in such registration statement as the above-named attorneys, or either one of them, may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on September 25, 2000.

            Signature                                  Capacity



/s/ Donald H. Fischer                  Chairman, President, CEO and Director
---------------------------
Donald H. Fischer



/s/ Mark S. Daniels                    Vice President, Secretary and
---------------------------
Mark S. Daniels                        Chief Financial Officer



/s/ Christopher P. Barton              Vice President, Assistant Secretary and
---------------------------
Christopher P. Barton                  Chief Accounting Officer

/s/ William F. Behrmann                Director
---------------------------
William F. Behrmann



/s/ H. David Clayton                   Director
---------------------------
H. David Clayton



/s/ Raymond A. Dieter                  Director
---------------------------
Raymond A. Dieter



/s/ Harold W. Gaede                    Director
---------------------------
Harold W. Gaede



/s/ Joseph S. Morrissey                Director
---------------------------
Joseph S. Morrissey



/s/ John M. Mulherin                   Director
---------------------------
John M. Mulherin



/s/ E. Lawrence Young                  Director
---------------------------
E. Lawrence Young

                                  EXHIBIT INDEX



The following exhibits are filed with this registration statement.


    2.01 Merger Agreement dated August 16, 2000 by and among the Registrant, Community Bank-Wheaton/Glen Ellyn and COMMBANK-WGE (included as Annex A to the Proxy Statement/Prospectus).

    3.01 Certificate of Incorporation and Bylaws of registrant, (included as Annex B to the Proxy Statement/Prospectus).

    5.01   Opinion of Ward J. Larson, special counsel to the Registrant.

    8.01   Opinion of Chapman and Cutler, as to tax matters.

   23.01   Consent of Ward J. Larson (included in Exhibit 5.01).

   23.02   Consent of Chapman and Cutler (included in Exhibit 8.01).

   24.01   Power of Attorney (included on page II-3 herein).

   99.01   Form of Proxy.